ABS New Issue Term Sheet

MASTR Asset Backed Securities Trust 2006-AM3
Mortgage Pass-Through Certificates

$330,253,000
(Approximate)

Wells Fargo Bank, NA
(Master Servicer and Trust Administrator)

Ocwen Loan Servicing, LLC
(Servicer)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Seller and Sponsor)

October 18, 2006

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MASTR Asset Backed Securities Trust 2006-AM3 Mortgage Pass-Through Certificates

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

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(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities

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MASTR Asset Backed Securities Trust 2006-AM3
Mortgage Pass-Through Certificates
$330,253,000 (Approximate Offered Certificates)

Structure Overview
Class(1,2)	Approx. Size ($)(3)	Certificate Type	Expected WAL (years) Call(4) / Mat(4)	Expected Principal Window (months) Call(4) / Mat(4)	Legal Final Distribution Date	Initial Credit Enhancement(5)	Expected Ratings S&P / Moody’s
Offered Certificates
A-1(6)	150,360,000	FLT / SEN / SEQ	1.00 / 1.00	1 - 21 / 1 - 21	October 2036	21.10%	AAA / Aaa
A-2(6)	54,490,000	FLT / SEN / SEQ	2.00 / 2.00	21 - 28 / 21 - 28	October 2036	21.10%	AAA / Aaa
A-3(6)	62,890,000	FLT / SEN / SEQ	3.25 / 3.25	28 - 65 / 28 - 65	October 2036	21.10%	AAA / Aaa
M-1(6,7)	14,080,000	FLT / MEZ / SEQ	3.66 / 3.66	41 - 47 / 41 - 47	October 2036	17.35%	AA+ / Aa1
M-2(6,7)	12,953,000	FLT / MEZ / SEQ	4.51 / 4.51	47 - 70 / 47 - 70	October 2036	13.90%	AA+ / Aa2
M-3(6,7)	7,509,000	FLT / MEZ / SEQ	6.06 / 8.08	70 - 73 / 70 - 140	October 2036	11.90%	AA+ / Aa3
M-4(6,7)	6,758,000	FLT / MEZ	4.34 / 4.74	40 - 73 / 40 - 122	October 2036	10.10%	AA+ / A1
M-5(6,7)	6,383,000	FLT / MEZ	4.31 / 4.69	40 - 73 / 40 - 117	October 2036	8.40%	AA / A2
M-6(6,7)	6,195,000	FLT / MEZ	4.28 / 4.63	39 - 73 / 39 - 111	October 2036	6.75%	AA / A3
M-8(6,7)	4,881,000	FLT / MEZ	4.25 / 4.48	38 - 73 / 38 - 96	October 2036	3.95%	A / Baa2
M-9(6,7)	3,754,000	FLT / MEZ	4.24 / 4.37	37 - 73 / 37 - 87	October 2036	2.95%	A- / Baa3
Non-Offered Certificates
A-4(6)	28,509,000	FLT / SEN / SEQ	Not Offered Herein		October 2036	21.10%	AAA / Aaa
M-7(6,7)	5,632,000	FLT / MEZ	Not Offered Herein		October 2036	5.25%	A+ / Baa1
M-10(6,7)	2,065,000	FLT / MEZ	Not Offered Herein		October 2036	2.40%	BBB+ / Ba1
M-11(6,7)	3,567,000	FLT / MEZ	Not Offered Herein		October 2036	1.45%	BBB / Ba2

Notes:
(1)	The Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, adjustable- and fixed-rate mortgage loans.
(2)	The Certificates will be subject to the Net WAC Rate as described herein.
(3)	The Approximate Size of each class is subject to a permitted variance of plus or minus 10%.
(4)	See the Pricing Speed below.
(5)	Includes initial Overcollateralization of approximately 1.45%.
(6)
After the Optional Termination Date, the margin on each of the Class A Certificates will increase to 2.0 times their initial margin and the margin on each of the Class M Certificates will increase to 1.5 times their initial margin.

(7)	The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans	4.6% CPR growing to 23% CPR over 12 months and 23% CPR thereafter
2/6 Month LIBOR Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter
3/6 Month and 5/6 Month LIBOR Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 34, 50% CPR from month 35 to 39, and 35% CPR in month 40 and thereafter

Transaction Highlights

•	The mortgage loans consist of fixed and adjustable-rate, first and second lien residential mortgage loans originated by Aames Capital Corporation.
•	The transaction consists of a Senior / Mezz / OC structure.
•	The Credit Enhancement for the Certificates will be provided through Subordination, Overcollateralization as of the Cut-off date of approximately 1.45% and Excess Spread.
•	The Class A and Class M Certificates also will have the benefit of an Interest Rate Swap Agreement and Interest Rate Cap Agreement.
•	The Mortgage Loans will be serviced by Ocwen Loan Servicing, rated SQ2- (Moody’s), Strong (S&P) and RPS2 (Fitch).
•	None of the Mortgage Loans will be covered by Mortgage Insurance.
•	None of the Mortgage Loans are classified as “High Cost” loans.
•	The Offered Certificates will be ERISA eligible, subject to certain investor-based exemptions.
•	None of the Offered Certificates will be SMMEA eligible.
•	All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date.
•	The collateral balance is subject to a permitted variance of plus or minus 5%.
•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.
•	Bloomberg: MABS 2006-AM3
•	Intex: MAB06AM3

Mortgage Pool Summary	MASTR ABS 2006-AM3 Mortgage Loans
	Adjustable Rate	Fixed Rate	Aggregate
Current Balance	$325,416,590	$50,057,993	$375,474,583
Number of Loans	1,704	544	2,248
Average Loan Balance	$190,972	$92,018	$167,026
Wtd. Avg. Gross Coupon	8.573%	9.117%	8.645%
Wtd. Avg Net Coupon(1)	8.053%	8.597%	8.125%
Wtd. Avg. FICO	600	627	604
Wtd. Avg. Original LTV(2)	74.10%	79.40%	74.80%
Wtd. Avg. Stated Remaining Term (months)	358	292	349
Wtd. Avg. Seasoning (months)	2	2	2
Wtd. Avg. Months to Next Adj. Date	25	N/A	25
Wtd. Avg. Margin	5.761%	N/A	5.761%
Wtd. Avg. Initial Rate Cap	2.216%	N/A	2.216%
Wtd. Avg. Periodic Rate Cap	1.000%	N/A	1.000%
Wtd. Avg. Maximum Rate	14.503%	N/A	14.503%
Wtd. Avg. Minimum Rate	8.573%	N/A	8.573%
(1)  The Administrative Fees have been subtracted from the Weighted Average Net Coupon.
(2)  References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Transaction Overview
Issuer:	MASTR Asset Backed Securities Trust 2006-AM3.

Depositor:	Mortgage Asset Securitization Transactions, Inc.

Seller and Sponsor:	UBS Real Estate Securities Inc.

Originator:	Aames Capital Corp.

Servicer:	Ocwen Loan Servicing, LLC.

Servicer Ratings:	Primary Servicer: SQ2- (Moody’s), Strong (S&P) and RPS2 (Fitch). Special Servicer: SQ2 (Moody’s), Strong (S&P), and RSS2 (Fitch).

Master Servicer and Trust Administrator:	Wells Fargo Bank, N.A.

Trustee:	U.S. Bank National Association.

Swap Provider:	TBD

Cap Provider:	TBD

Sole Underwriter:	UBS Securities LLC.

Credit Risk Manager:	Risk Management Group.

Class A Certificates:	The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates.

Class M Certificates:
The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates.

Sequential Class M Certificates:	The Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates.

Offered Certificates:	The Class A Certificates and Class M Certificates (other than the Class A-4 Certificates, Class M-7 Certificates, Class M-10 Certificates and Class M-11 Certificates).

Non-Offered Certificates:	The Class A-4 Certificates, Class M-7 Certificates, Class M-10 Certificates, Class M-11 Certificates and Retained Certificates.

Retained Certificates:	The Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates.

Collateral:	As of October 1, 2006, the Mortgage Loans will consist of approximately 2,248 fixed and adjustable-rate, first and second lien mortgage loans totaling approximately $375,474,583.

Transaction Overview
Expected Pricing Date:	October [20], 2006

Expected Closing Date:	October 31, 2006

Cut-off Date:	October 1, 2006

Record Date:	The business day immediately preceding each Distribution Date.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in November 2006.

Determination Date:
The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date commences on the 16th day of the calendar month preceding the month in which the related Distribution Date occurs or, in the case of the first Distribution Date, from October 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs for principal prepayments in full, and the calendar month preceding the month in which such Distribution Date occurs for any partial prepayments.

Accrual Period:
For the Class A Certificates and the Class M Certificates for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first Accrual Period from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Class A Certificates and the Class M Certificates on the basis of the actual number of days in the Accrual Period, based on a 360-day year. Each class of Offered Certificates will initially settle flat (no accrued interest).

Optional Termination:
The majority holder of the Class CE Certificates (unless such majority holder is the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such option, the Master Servicer (or if the Master Servicer fails to exercise its option, NIMs Insurer, if any), may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:
The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

ERISA:	The Offered Certificates are expected to be ERISA eligible as of the Closing Date, subject to certain investor based exemptions.

SMMEA:	None of the Certificates will be SMMEA eligible.

Taxation:	Designated portions of the Trust will be established as one or more REMICs for federal income tax purposes.

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Credit Enhancement
Credit Enhancement:

1) Excess Spread
2) Overcollateralization (“OC”)
3) Subordination
The Class A and Class M Certificates also will have the benefit of an Interest Rate Swap Agreement and Interest Rate Cap Agreement, each as described herein.

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to approximately 1.45% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date if there is no Trigger Event, the greater of (a) approximately 2.90% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) an amount equal to approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. On and after any Distribution Date following the reduction of the aggregate certificate principal balance of the Class A Certificates and the Class M Certificates to zero, the Overcollateralization Target Amount shall be zero.

Overcollateralized Amount:
With respect to any Distribution Date, an amount equal to (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate certificate principal balance of the Class A Certificates, the Class M Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

Overcollateralization Release Amount:
With respect to any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in November 2009 and (B) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to approximately 42.20%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the Overcollateralized Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

	EXPECTED TARGET CREDIT ENHANCEMENT PERCENTAGE
	Class	Closing Date	After Stepdown Date
	A	21.10%	42.20%
	M-1 / M-2 / M-3	11.90%	23.80%
	M-4	10.10%	20.20%
	M-5	8.40%	16.80%
	M-6	6.75%	13.50%
	M-7	5.25%	10.50%
	M-8	3.95%	7.90%
	M-9	2.95%	5.90%
	M-10	2.40%	4.80%
	M-11	1.45%	2.90%

Credit Enhancement
Delinquency Percentage:
The Delinquency Percentage, for any Distribution Date, is a percentage equivalent to a fraction, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of prior calendar month, taking into account any prepayments received through the end of the Prepayment Period, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month, taking into account any prepayments received through the end of the Prepayment Period.

Rolling Three Month Delinquency Percentage:
Rolling Three Month Delinquency Percentage, with respect to any Distribution Date, will be the average of the Delinquency Percentages for each of the three (or one and two, respectively, in the case of the first and second Distribution Dates) immediately preceding months.

Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:

(a)  the Rolling Three Month Delinquency Percentage as of the last day of the immediately preceding month, taking into account any prepayments received through the end of the Prepayment Period, equals or exceeds [37.91] % of the Credit Enhancement Percentage for the Class A Certificates and for that Distribution Date; or

(b)  the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

	Payment Date Occurring in	Percentage
	November 2008 through October 2009	[1.45]% for the first month, plus an additional 1/12th of [1.75]% for each month thereafter
	November 2009 through October 2010	[3.20]% for the first month, plus an additional 1/12th of [1.85]% for each month thereafter
	November 2010 through October 2011	[5.05]% for the first month, plus an additional 1/12th of [1.20]% for each month thereafter
	November 2011 through October 2012	[6.25]% for the first month, plus an additional 1/12th of [0.25]% for each month thereafter
	November 2012 and thereafter	[6.50]%

Payment of Interest
Interest Payment Priority:
On each Distribution Date, the related Interest Remittance Amounts will be distributed in the following order of priority:
(i)   concurrently to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro-rata basis based on the entitlement of each such class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, related to such Certificates;
(ii)   to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for such class;
(iii)  to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount for such class;
(iv)  to the holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount for such class;
(v)   to the holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount for such class;
(vi)  to the holders of the Class M-5 Certificates, the Monthly Interest Distributable Amount for such class;
(vii)     to the holders of the Class M-6 Certificates, the Monthly Interest Distributable Amount for such class;
(viii)    to the holders of the Class M-7 Certificates, the Monthly Interest Distributable Amount for such class;
(ix)  to the holders of the Class M-8 Certificates, the Monthly Interest Distributable Amount for such class;
(x)   to the holders of the Class M-9 Certificates, the Monthly Interest Distributable Amount for such class;
(xi)  to the holders of the Class M-10 Certificates, the Monthly Interest Distributable Amount for such class; and
(xii)     to the holders of the Class M-11 Certificates, the Monthly Interest Distributable Amount for such class.

Servicing Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:
The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such Distribution Date and (b) the Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate for each class of Certificates will equal the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the Maximum Cap Rate.

Administrative Fees:
The Servicing Fee calculated at the Servicing Fee Rate of 0.5000% per annum, Master Servicing Fee calculated at the Master Servicing Fee Rate of 0.0100% per annum, and the Credit Risk Manager Fee calculated at the Credit Risk Manager Fee Rate of 0.0100% per annum. Administrative Fees will be paid monthly based on the stated principal balance of the Mortgage Loans.

Available Funds:
Available Funds, with respect to any Distribution Date, is the sum of the following amounts (net of amounts reimbursable or payable therefrom to the master servicer, the servicer, the trust administrator, the trustee, the Credit Risk Manager, the custodian or the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event)): (i) the aggregate amount of monthly payments made on the Mortgage Loans, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the servicer in connection with Servicing Advances and Prepayment Interest Shortfalls for such Distribution Date.

Payment of Interest
Monthly Interest Distributable Amount:
The Monthly Interest Distributable Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date and reduced (to not less than zero), in the case of each such class, by any Prepayment Interest Shortfalls (allocated to such class and shortfalls resulting from the application of the Relief Act for such Distribution Date).

Unpaid Interest Shortfall Amount
The Unpaid Interest Shortfall Amount means (i) for each class of Class A Certificates and the Class M Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A Certificates and Class M Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Net WAC Rate:
The per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider on such Distribution Date divided by the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust on such Distribution Date, divided by the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Maximum Cap Rate:
The Maximum Cap Rate is calculated in the same manner as the Net WAC Rate, but based on the Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Adjusted Net Mortgage Rates of the applicable Mortgage Loans plus, an amount, expressed as a per annum rate, equal to the product of: (i) a fraction, the numerator of which is equal to the sum of (1) any Net Swap Payment made by the Swap Provider on such Distribution Date and (2) any payments received under the Interest Rate Cap on such Distribution Date and the denominator of which is equal to the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Adjusted Net Mortgage Rate:
The per annum rate equal to the mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus (a) the Servicing Fee Rate, (b) the Master Servicing Fee Rate and (c) the Credit Risk Manager Fee Rate.

Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the maximum mortgage rate (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Servicing Fee Rate, (b) the Master Servicing Fee Rate and (c) the Credit Risk Manager Fee Rate.

Payment of Interest
Net WAC Rate Carryover Amount:
For any Distribution Date, the sum of (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate had been the related Formula Rate, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date, together with accrued interest on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, Interest Rate Cap and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:
On the Closing Date, the Trust Administrator, as the Supplemental Interest Trust Trustee, will enter into a Swap Agreement with an initial notional amount of $0. Under the Swap Agreement, on each distribution date beginning with the distribution date in December 2006, the Trust will be obligated to pay an amount equal to the per annum periodic rate (shown in the attached Swap Schedule) on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.
Any Net Swap Payment or Swap Termination Payment owed to the Swap Provider will be deposited from amounts collected on the Mortgage Loans prior to any distributions to certificateholders and deposited in a swap account (the “Swap Account”) other than any Swap Termination Payment resulting from a Swap Provider Trigger Event. Any Net Swap Payment received by the Supplemental Interest Trust Trustee from the Swap Administrator will be deposited into the Swap Account pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.
Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.
On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows in each case after taking into account any payments made from Net Monthly Excess Cashflow:
(i)    to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;
(ii)   to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;
(iii)  to pay any unpaid interest on the Class A Certificates, pro-rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;
(iv)  to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(v)   to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
(vi)  to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(vii)  to pay the Class CE Certificates as provided in the Swap Administration Agreement and the Pooling and Servicing Agreement.

Payment of Interest (continued)
Interest Rate Cap Agreement:
On each Distribution Date, any amounts received pursuant to the Interest Rate Cap Agreement will be deposited into an account (the “Cap Account”) and such amounts will be distributed as follows in each case after application of amounts received from the Swap Agreement and Net Monthly Excess Cashflow:
(i)    to pay any unpaid interest on the Class A Certificates, pro-rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;
(ii)   to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(iii)  to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
(iv)  to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(v)   to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement.

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and Class M Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the principal remittance amount.

Payment of Principal
Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows:
(i)   sequentially to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;
(ii)  to the holders of the Class M-1 Certificates, any Principal Distribution Amount remaining after the payment of (i) above until the Certificate Principal Balance thereof has been reduced to zero;
(iii)  to the holders of the Class M-2 Certificates, any Principal Distribution Amount remaining after the payment of (i) and (ii) above until the Certificate Principal Balance thereof has been reduced to zero;
(iv)  to the holders of the Class M-3 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;
(v)  to the holders of the Class M-4 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;
(vi)  to the holders of the Class M-5 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;
(vii)     to the holders of the Class M-6 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;
(viii)    to the holders of the Class M-7 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero;
(ix)  to the holders of the Class M-8 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Certificate Principal Balance thereof has been reduced to zero;
(x)   to the holders of the Class M-9 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above until the Certificate Principal Balance thereof has been reduced to zero;
(xi)  to the holders of the Class M-10 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above until the Certificate Principal Balance thereof has been reduced to zero; and
(xii)  to the holders of the Class M-11 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Payment Priority: (continued)
On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed as follows:
(i)    sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, up to the Class A Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;
(ii)   sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, in that order, up to the Sequential Class M Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;
(iii)  to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(iv)  to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(v)  to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vi)  to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vii)     to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(viii)    to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(ix)  to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and
(x)  to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Distribution Amount:
The Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) any overcollateralization increase amount for such Distribution Date minus any Overcollateralization Release Amount for such Distribution Date.

Class A Principal Distribution Amount:
The “Class A Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 57.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,877,373.

Sequential Class M Principal Distribution Amount:
The “Sequential Class M Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 76.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,877,373.

Class M-4 Principal Distribution Amount:
The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount) and (iii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,877,373.

Class M-5 Principal Distribution Amount:
The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,877,373.

Class M-6 Principal Distribution Amount:
The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,877,373.

Payment of Principal
Class M-7 Principal Distribution Amount:
The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,877,373.

Class M-8 Principal Distribution Amount:
The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,877,373.

Class M-9 Principal Distribution Amount:
The “Class M-9 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,877,373.

Class M-10 Principal Distribution Amount:
The “Class M-10 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,877,373.

Class M-11 Principal Distribution Amount:
The “Class M-11 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 97.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,877,373.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:	With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:
(i)
to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the overcollateralization increase amount distributable as part of the Principal Distribution Amount

	(ii)	to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(iii)	to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(iv)	to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(v)	to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(vi)	to the holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(vii)	to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(viii)	to the holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(ix)	to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(x)	to the holders of the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xi)	to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xii)	to the holders of the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xiii)	to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xiv)	to the holders of the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xv)	to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xvi)	to the holders of the Class M-8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xvii)	to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xviii)	to the holders of the Class M-9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xix)	to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xx)	to the holders of the Class M-10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xxi)	to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
	(xxii)	to the holders of the Class M-11 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
	(xxiii)	to the holders of the Class M-11 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xxiv)
to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;

	(xxv)	to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and
	(xxvi)	to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Asset Backed Finance
Michael Leung	212-713-8661
Michael Boyle	212-713-4129
Soohuck Chun	212-713-1280
John Fernandez	212-713-8859
Glenn McIntyre	212-713-3180
Vadim Khoper	212-713-3818
Jennie Tom	212-713-4701
Brian Kramer	212-713-1040
Elizabeth Szondy	212-713-6263
Andrew Slutzky	212-713-3425

ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Stuart Lippman	212-713-2946
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agency Contacts

Standard & Poor’s
Ken Epstein	212-438-4065
Frank Bruzese	212-438-1809

Moody’s
Shachar Gonen	212-553-3711

Appendix 1-

Collateral Tables

Collateral Summary for the Aggregate Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	2,248
Aggregate Current Principal Balance:	$375,474,583
Average Current Principal Balance:	$167,026	$14,850-$1,188,394
Aggregate Original Principal Balance:	$375,873,370
Average Original Principal Balance:	$167,203	$15,000-$1,190,000
Fully Amortizing Non-IO Mortgage Loans:	48.68%
Fully Amortizing IO Mortgage Loans:	0.92%
Balloon Loans:	50.40%
1st Lien:	95.34%
Wtd. Avg. Gross Coupon:	8.645%	5.655%-13.500%
Wtd. Avg. Original Term(months):	351	120-360
Wtd. Avg. Remaining Term(months):	349	116-359
Wtd. Avg. Margin(ARM Loan Only):	5.761%	5.000%-6.950%
Maximum Interest Rate (ARM Loans Only):	14.503%	11.225%-19.500%
Minimum Interest Rate (ARM Loans Only):	8.573%	5.655%-13.500%
Wtd. Avg. Original LTV:	74.80%	15.18%-100.00%
Wtd. Avg. Borrower FICO:	604	500-810
Geographic Distribution (Top 5):	FL	17.36%
	CA	16.66%
	NY	14.10%
	NJ	9.76%
	TX	7.97%

Current Unpaid Principal Balance of the Aggregate Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	179	6,581,015	1.75	36,765	10.452	86.69	615	77.09	67.13
50,000.01 to 100,000.00	579	43,344,872	11.54	74,862	9.592	77.57	597	68.56	20.09
100,000.01 to 150,000.00	482	58,997,342	15.71	122,401	8.847	74.64	593	69.51	6.40
150,000.01 to 200,000.00	344	59,901,939	15.95	174,134	8.376	71.92	598	66.64	0.60
200,000.01 to 250,000.00	233	52,674,815	14.03	226,072	8.312	72.43	603	60.66	0.00
250,000.01 to 300,000.00	142	38,583,156	10.28	271,712	8.348	73.97	613	52.76	0.66
300,000.01 to 350,000.00	102	33,286,992	8.87	326,343	8.593	74.92	604	45.81	0.00
350,000.01 to 400,000.00	82	30,636,935	8.16	373,621	8.513	76.18	605	47.42	0.00
400,000.01 to 450,000.00	48	20,337,603	5.42	423,700	8.448	76.45	626	50.01	0.00
450,000.01 to 500,000.00	31	14,851,076	3.96	479,067	8.369	76.53	615	51.53	0.00
500,000.01 to 550,000.00	8	4,203,471	1.12	525,434	8.251	76.36	615	62.41	0.00
550,000.01 to 600,000.00	13	7,613,097	2.03	585,623	8.560	78.71	608	45.34	0.00
600,000.01 to 650,000.00	2	1,237,861	0.33	618,931	9.096	77.46	658	0.00	0.00
900,000.01 to 950,000.00	1	949,267	0.25	949,267	6.650	77.00	691	0.00	0.00
1,000,000.01 to 1,250,000.00	2	2,275,142	0.61	1,137,571	7.684	72.39	633	47.77	0.00
Total:	2,248	375,474,583	100.00	167,026	8.645	74.80	604	59.34	4.66

Current Mortgage Rates of the Aggregate Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	6	1,329,801	0.35	221,633	5.947	71.29	631	100.00	0.00
6.001 to 6.500	43	8,814,252	2.35	204,983	6.289	68.45	649	96.27	0.00
6.501 to 7.000	186	39,704,592	10.57	213,466	6.830	69.39	636	82.65	0.00
7.001 to 7.500	224	46,138,715	12.29	205,976	7.284	72.71	631	71.43	0.00
7.501 to 8.000	288	59,102,917	15.74	205,218	7.790	73.03	622	63.81	0.00
8.001 to 8.500	243	45,502,165	12.12	187,252	8.269	74.24	611	55.22	0.44
8.501 to 9.000	266	48,981,363	13.05	184,140	8.770	75.40	601	53.25	3.70
9.001 to 9.500	172	26,922,675	7.17	156,527	9.277	75.41	588	45.39	5.58
9.501 to 10.000	205	27,669,797	7.37	134,975	9.762	78.00	573	44.34	11.11
10.001 to 10.500	165	19,084,620	5.08	115,664	10.252	78.78	564	50.12	12.40
10.501 to 11.000	165	20,334,282	5.42	123,238	10.756	79.85	564	48.69	13.90
11.001 to 11.500	110	13,131,038	3.50	119,373	11.281	78.75	551	42.35	13.41
11.501 to 12.000	90	8,963,827	2.39	99,598	11.755	81.74	569	51.73	22.49
12.001 to 12.500	57	6,526,791	1.74	114,505	12.224	83.62	573	44.04	25.41
12.501 to 13.000	23	2,913,569	0.78	126,677	12.700	80.38	551	33.16	9.24
13.001 to 13.500	5	354,180	0.09	70,836	13.187	82.69	550	81.49	7.90
Total:	2,248	375,474,583	100.00	167,026	8.645	74.80	604	59.34	4.66

Credit Scores of the Aggregate Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	183	29,487,790	7.85	161,135	10.369	72.52	510	53.68	0.00
520 to 539	180	26,725,682	7.12	148,476	9.821	71.83	529	57.67	0.00
540 to 559	178	28,418,883	7.57	159,657	9.652	72.60	549	50.49	0.14
560 to 579	191	31,808,463	8.47	166,536	8.985	71.85	569	60.63	0.21
580 to 599	328	51,990,579	13.85	158,508	8.482	75.65	589	73.38	4.34
600 to 619	313	51,036,472	13.59	163,056	8.419	76.12	610	71.32	5.12
620 to 639	306	56,550,002	15.06	184,804	8.057	75.97	628	59.80	6.66
640 to 659	274	46,101,677	12.28	168,254	8.037	76.08	649	51.16	8.38
660 to 679	150	27,302,328	7.27	182,016	7.914	76.19	668	47.14	8.40
680 to 699	64	10,811,860	2.88	168,935	7.852	75.57	688	46.88	11.27
700 to 719	46	9,592,866	2.55	208,541	8.046	78.21	708	41.83	10.17
720 to 739	20	3,481,089	0.93	174,054	7.525	72.80	729	67.55	9.07
740 to 759	9	1,282,261	0.34	142,473	7.741	75.71	748	82.76	6.71
760 to 779	4	521,307	0.14	130,327	8.026	68.09	764	45.94	3.63
780 to 799	1	217,327	0.06	217,327	6.865	75.00	780	100.00	0.00
800 to 819	1	145,996	0.04	145,996	6.725	65.00	810	100.00	0.00
Total:	2,248	375,474,583	100.00	167,026	8.645	74.80	604	59.34	4.66

DTI Ratios of the Aggregate Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	339	39,926,023	10.63	117,776	8.532	73.11	605	70.88	4.51
30.01 to 35.00	241	34,990,045	9.32	145,187	8.498	74.24	606	71.88	5.29
35.01 to 40.00	330	51,773,887	13.79	156,891	8.578	73.50	608	60.44	4.65
40.01 to 45.00	451	81,645,472	21.74	181,032	8.660	75.46	606	49.03	4.56
45.01 to 50.00	692	132,289,893	35.23	191,170	8.767	76.08	604	50.63	5.17
50.01 to 55.00	191	34,365,812	9.15	179,926	8.517	72.87	590	88.91	2.41
55.01 or more	4	483,450	0.13	120,862	9.083	74.14	576	100.00	11.63
Total:	2,248	375,474,583	100.00	167,026	8.645	74.80	604	59.34	4.66

Lien Status of the Aggregate Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
First	1,958	357,959,260	95.34	182,819	8.552	73.70	602	58.94	0.00
Second	290	17,515,323	4.66	60,398	10.542	97.46	641	67.53	100.00
Total:	2,248	375,474,583	100.00	167,026	8.645	74.80	604	59.34	4.66

Original LTV Ratios of the Aggregate Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	86	10,863,996	2.89	126,326	8.304	40.49	590	57.88	0.00
50.01 to 55.00	43	6,421,792	1.71	149,344	8.188	53.60	592	67.17	0.00
55.01 to 60.00	76	13,484,748	3.59	177,431	7.953	57.87	591	70.32	0.00
60.01 to 65.00	126	22,980,902	6.12	182,388	8.457	63.47	583	61.14	0.00
65.01 to 70.00	428	73,857,717	19.67	172,565	8.096	69.35	609	61.74	0.00
70.01 to 75.00	332	65,906,406	17.55	198,513	8.425	74.49	602	57.91	0.00
75.01 to 80.00	712	134,622,500	35.85	189,077	8.648	79.73	606	58.21	0.00
80.01 to 85.00	84	16,299,165	4.34	194,038	9.958	84.17	589	45.22	4.21
85.01 to 90.00	95	14,018,297	3.73	147,561	10.153	89.52	610	50.04	9.41
90.01 to 95.00	50	3,976,481	1.06	79,530	10.434	93.58	627	76.91	62.04
95.01 to 100.00	216	13,042,580	3.47	60,382	10.586	99.72	639	69.66	100.00
Total:	2,248	375,474,583	100.00	167,026	8.645	74.80	604	59.34	4.66

Documentation Levels of the Aggregate Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full Documentation	986	156,522,120	41.69	158,745	8.366	74.25	602	100.00	5.14
Stated Documentation	783	151,383,090	40.32	193,337	9.072	75.12	606	0.00	3.76
Full Documentation Plus	472	66,269,836	17.65	140,402	8.314	75.36	604	100.00	5.70
Limited Documentation	7	1,299,537	0.35	185,648	9.338	76.50	591	0.00	0.00
Total:	2,248	375,474,583	100.00	167,026	8.645	74.80	604	59.34	4.66

Purpose of the Aggregate Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Refinance	1,393	227,239,305	60.52	163,129	8.881	73.49	591	56.78	5.21
Rate & Term Refinance	560	102,662,293	27.34	183,326	8.102	75.22	623	66.72	1.53
Purchase	295	45,572,984	12.14	154,485	8.696	80.40	625	55.43	9.00
Total:	2,248	375,474,583	100.00	167,026	8.645	74.80	604	59.34	4.66

Property Types of the Aggregate Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	2,041	331,517,031	88.29	162,429	8.617	74.94	603	59.64	4.56
Multi-Family	102	27,835,701	7.41	272,899	8.691	72.53	613	54.58	3.87
Condominium	75	10,829,724	2.88	144,396	9.111	75.26	618	67.92	8.35
PUD	17	3,502,783	0.93	206,046	8.955	78.58	616	45.85	7.79
Townhouse	9	1,058,977	0.28	117,664	10.660	79.81	549	49.27	14.77
Rowhouse	4	730,366	0.19	182,592	8.363	68.03	616	52.91	0.00
Total:	2,248	375,474,583	100.00	167,026	8.645	74.80	604	59.34	4.66

Occupancy Status of the Aggregate Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	2,151	362,314,614	96.50	168,440	8.611	74.89	604	59.99	4.83
Investor Occupied	83	11,238,567	2.99	135,404	9.654	71.53	607	42.45	0.00
Second Home	14	1,921,402	0.51	137,243	9.131	77.04	596	35.25	0.00
Total:	2,248	375,474,583	100.00	167,026	8.645	74.80	604	59.34	4.66

Geographic Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
FLORIDA	433	65,178,958	17.36	150,529	8.409	73.61	596	57.22	3.61
NEW YORK	193	52,939,262	14.10	274,297	8.799	73.32	609	45.86	4.80
SOUTHERN CALIFORNIA	186	51,950,631	13.84	279,304	8.437	74.44	615	55.54	4.67
NEW JERSEY	172	36,646,379	9.76	213,060	8.941	73.19	602	48.72	4.47
TEXAS	330	29,921,704	7.97	90,672	9.506	76.87	583	63.34	1.73
MARYLAND	74	16,430,231	4.38	222,030	8.396	77.87	608	69.84	5.70
VIRGINIA	87	13,705,434	3.65	157,534	8.170	74.26	603	72.25	4.68
ARIZONA	72	11,302,063	3.01	156,973	8.530	76.11	600	77.91	3.63
NORTHERN CALIFORNIA	46	10,587,442	2.82	230,162	8.354	73.66	605	72.21	1.74
NEVADA	47	8,868,061	2.36	188,682	8.047	71.56	621	58.10	5.30
Other	608	77,944,418	20.76	128,198	8.668	76.80	606	67.46	6.93
Total:	2,248	375,474,583	100.00	167,026	8.645	74.80	604	59.34	4.66

Zip Code Distribution of the Mortgage Properties Related of the Aggregate Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11757	6	1,916,909	0.51	319,485	9.545	78.31	597	18.50	5.21
11550	6	1,854,014	0.49	309,002	9.957	76.71	574	33.86	0.00
92706	5	1,682,477	0.45	336,495	7.970	77.26	628	100.00	10.78
10550	6	1,672,320	0.45	278,720	8.626	76.63	603	41.63	11.42
20706	5	1,598,940	0.43	319,788	8.652	78.96	590	77.95	5.75
66221	2	1,498,362	0.40	749,181	6.778	64.53	658	0.00	0.00
02540	2	1,443,251	0.38	721,626	8.716	72.65	626	0.00	17.66
11510	4	1,430,874	0.38	357,719	8.915	68.11	582	43.35	0.00
92555	4	1,409,249	0.38	352,312	8.686	81.70	635	69.36	8.51
10469	5	1,376,838	0.37	275,368	8.245	71.62	608	75.12	9.52
Other	2,203	359,591,348	95.77	163,228	8.645	74.80	604	59.94	4.57
Total:	2,248	375,474,583	100.00	167,026	8.645	74.80	604	59.34	4.66

Original Term to Maturity of the Aggregate Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	261	16,324,541	4.35	62,546	10.393	93.38	638	64.90	86.91
181 to 240	34	2,363,335	0.63	69,510	9.464	81.98	639	84.72	45.87
241 to 300	5	467,276	0.12	93,455	8.609	74.60	609	100.00	0.00
301 to 360	1,948	356,319,431	94.90	182,916	8.560	73.91	602	58.86	0.63
Total:	2,248	375,474,583	100.00	167,026	8.645	74.80	604	59.34	4.66

Remaining Term to Maturity of the Aggregate Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	261	16,324,541	4.35	62,546	10.393	93.38	638	64.90	86.91
181 to 240	34	2,363,335	0.63	69,510	9.464	81.98	639	84.72	45.87
241 to 300	5	467,276	0.12	93,455	8.609	74.60	609	100.00	0.00
301 to 360	1,948	356,319,431	94.90	182,916	8.560	73.91	602	58.86	0.63
Total:	2,248	375,474,583	100.00	167,026	8.645	74.80	604	59.34	4.66

Product Type of the Aggregate Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR—40 YR AMTERM	654	147,112,241	39.18	224,942	8.347	74.89	607	58.55	0.00
2/6 MONTH LIBOR—40 YR AMTERM-60 MONTH IO	1	423,750	0.11	423,750	6.450	75.00	592	100.00	0.00
2/6 MONTH LIBOR -60 MONTH IO	12	3,227,237	0.86	268,936	8.207	78.85	629	68.52	0.00
2/6 MONTH LIBOR	858	135,663,272	36.13	158,116	9.044	73.72	583	53.57	0.00
3/6 MONTH LIBOR—40 YR AMTERM	40	10,652,642	2.84	266,316	7.930	71.67	629	60.14	0.00
3/6 MONTH LIBOR -60 MONTH IO	1	212,000	0.06	212,000	8.600	80.00	595	100.00	0.00
3/6 MONTH LIBOR	29	5,326,707	1.42	183,680	7.851	73.28	628	64.83	0.00
5/6 MONTH LIBOR—40 YR AMTERM	43	11,554,346	3.08	268,706	7.518	72.94	640	62.54	0.00
5/6 MONTH LIBOR	66	11,244,395	2.99	170,370	8.050	70.63	630	67.63	0.00
10 YR FIXED	7	456,438	0.12	65,205	9.612	60.27	586	52.99	0.00
15YR FXD	39	2,509,547	0.67	64,347	9.726	78.07	622	63.86	33.02
20YR FXD	34	2,363,335	0.63	69,510	9.464	81.98	639	84.72	45.87
30YR FXD	221	25,233,145	6.72	114,177	8.442	72.11	619	79.58	8.89
15YR BALLOON	215	13,358,556	3.56	62,133	10.545	97.39	643	65.50	100.00
BALLOON OTHER—40 YR AMTERM	28	6,136,972	1.63	219,178	8.363	71.17	620	61.32	0.00
Total:	2,248	375,474,583	100.00	167,026	8.645	74.80	604	59.34	4.66

Prepayment Penalty Term of the Aggregate Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	879	150,674,861	40.13	171,416	9.059	75.00	601	54.01	6.98
12	41	9,112,849	2.43	222,265	8.540	74.82	623	43.94	0.68
24	977	170,634,110	45.44	174,651	8.410	74.89	599	60.44	0.84
36	351	45,052,763	12.00	128,355	8.174	73.82	627	76.05	12.21
Total:	2,248	375,474,583	100.00	167,026	8.645	74.80	604	59.34	4.66

Credit Grade of the Aggregate Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
A+	1,518	249,131,496	66.35	164,118	8.258	75.56	620	60.50	6.12
A	315	58,736,118	15.64	186,464	8.656	75.07	590	55.38	3.81
A-	180	29,615,849	7.89	164,532	9.486	72.50	564	64.47	0.08
B	137	23,863,671	6.36	174,187	10.325	72.37	552	47.79	0.00
C	69	10,596,313	2.82	153,570	10.675	70.67	544	53.18	0.00
C-	29	3,531,137	0.94	121,763	11.313	65.08	550	96.71	0.00
Total:	2,248	375,474,583	100.00	167,026	8.645	74.80	604	59.34	4.66

Next Adjustment Date of the Adjustable-Rate Aggregate Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2007-11-01	2	437,408	0.13	218,704	8.987	83.10	567	18.97	0.00
2007-12-01	1	408,281	0.13	408,281	10.250	80.00	516	0.00	0.00
2008-01-01	1	53,271	0.02	53,271	8.060	80.00	554	100.00	0.00
2008-03-01	6	452,784	0.14	75,464	9.004	78.23	574	81.40	0.00
2008-04-01	28	4,495,355	1.38	160,548	8.528	79.27	619	46.37	0.00
2008-05-01	28	3,954,955	1.22	141,248	8.387	76.05	597	69.23	0.00
2008-06-01	54	8,365,017	2.57	154,908	8.774	72.86	596	62.80	0.00
2008-07-01	135	25,427,862	7.81	188,355	9.243	75.43	584	46.62	0.00
2008-08-01	955	181,087,482	55.65	189,620	8.595	74.18	598	57.37	0.00
2008-09-01	315	61,744,084	18.97	196,013	8.668	74.14	594	56.89	0.00
2009-06-01	2	335,760	0.10	167,880	8.980	80.00	597	100.00	0.00
2009-07-01	3	607,771	0.19	202,590	8.931	72.19	588	20.83	0.00
2009-08-01	53	12,529,622	3.85	236,408	7.885	71.71	629	65.36	0.00
2009-09-01	12	2,718,196	0.84	226,516	7.680	74.14	637	52.24	0.00
2011-06-01	2	467,314	0.14	233,657	8.998	77.79	698	100.00	0.00
2011-07-01	7	1,562,252	0.48	223,179	7.758	74.39	645	76.41	0.00
2011-08-01	74	15,309,991	4.70	206,892	7.698	71.22	634	60.78	0.00
2011-09-01	26	5,459,184	1.68	209,969	7.914	72.17	629	70.78	0.00
Total:	1,704	325,416,590	100.00	190,972	8.573	74.10	600	57.27	0.00

Gross Margins of the Adjustable-Rate Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.501 to 5.000	3	748,858	0.23	249,619	10.395	79.48	554	30.10	0.00
5.001 to 5.500	928	180,434,435	55.45	194,434	8.054	74.11	617	58.26	0.00
5.501 to 6.000	378	77,370,201	23.78	204,683	8.505	75.71	600	54.72	0.00
6.001 to 6.500	292	51,867,109	15.94	177,627	9.802	73.03	559	56.10	0.00
6.501 to 7.000	103	14,995,987	4.61	145,592	10.823	69.04	545	63.77	0.00
Total:	1,704	325,416,590	100.00	190,972	8.573	74.10	600	57.27	0.00

Minimum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	6	1,329,801	0.41	221,633	5.947	71.29	631	100.00	0.00
6.001 to 6.500	38	7,730,103	2.38	203,424	6.270	68.57	643	95.75	0.00
6.501 to 7.000	165	36,770,448	11.30	222,851	6.830	69.85	635	81.75	0.00
7.001 to 7.500	197	41,747,647	12.83	211,917	7.287	72.74	630	69.29	0.00
7.501 to 8.000	238	50,854,391	15.63	213,674	7.787	73.95	619	62.28	0.00
8.001 to 8.500	215	41,424,814	12.73	192,674	8.268	74.78	611	55.26	0.00
8.501 to 9.000	205	43,100,386	13.24	210,246	8.764	74.77	599	48.35	0.00
9.001 to 9.500	132	23,014,156	7.07	174,350	9.279	74.31	582	43.06	0.00
9.501 to 10.000	132	22,685,623	6.97	171,861	9.755	75.90	560	38.41	0.00
10.001 to 10.500	105	15,765,676	4.84	150,149	10.240	76.67	552	45.06	0.00
10.501 to 11.000	99	16,588,676	5.10	167,562	10.761	76.94	554	39.63	0.00
11.001 to 11.500	66	10,289,393	3.16	155,900	11.277	76.07	541	35.31	0.00
11.501 to 12.000	53	6,809,067	2.09	128,473	11.739	77.23	546	56.97	0.00
12.001 to 12.500	34	4,438,749	1.36	130,551	12.249	78.78	552	51.47	0.00
12.501 to 13.000	15	2,541,454	0.78	169,430	12.698	78.44	540	33.28	0.00
13.001 to 13.500	4	326,206	0.10	81,551	13.194	81.21	541	88.48	0.00
Total:	1,704	325,416,590	100.00	190,972	8.573	74.10	600	57.27	0.00

Maximum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11.001 to 11.500	2	429,915	0.13	214,957	6.239	71.17	642	100.00	0.00
11.501 to 12.000	30	7,657,551	2.35	255,252	6.728	69.52	644	80.97	0.00
12.001 to 12.500	53	11,571,280	3.56	218,326	6.671	69.48	645	80.73	0.00
12.501 to 13.000	160	34,995,547	10.75	218,722	6.936	70.29	635	80.06	0.00
13.001 to 13.500	197	40,013,217	12.30	203,113	7.341	72.76	628	71.33	0.00
13.501 to 14.000	231	48,875,073	15.02	211,580	7.843	74.17	616	60.99	0.00
14.001 to 14.500	205	39,997,580	12.29	195,110	8.297	75.07	610	53.52	0.00
14.501 to 15.000	196	40,780,270	12.53	208,063	8.770	74.77	598	49.06	0.00
15.001 to 15.500	126	21,980,662	6.75	174,450	9.282	74.26	581	43.14	0.00
15.501 to 16.000	132	22,816,737	7.01	172,854	9.771	75.92	560	39.29	0.00
16.001 to 16.500	104	15,689,743	4.82	150,863	10.241	76.66	552	44.79	0.00
16.501 to 17.000	99	16,428,918	5.05	165,949	10.774	76.77	553	39.04	0.00
17.001 to 17.500	67	10,348,262	3.18	154,452	11.283	76.18	541	35.68	0.00
17.501 to 18.000	50	6,584,297	2.02	131,686	11.743	77.48	547	55.50	0.00
18.001 to 18.500	33	4,379,881	1.35	132,724	12.248	78.57	551	50.82	0.00
18.501 to 19.000	15	2,541,454	0.78	169,430	12.698	78.44	540	33.28	0.00
19.001 to 19.500	4	326,206	0.10	81,551	13.194	81.21	541	88.48	0.00
Total:	1,704	325,416,590	100.00	190,972	8.573	74.10	600	57.27	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2.000	1,588	300,711,329	92.41	189,365	8.636	74.24	598	56.60	0.00
3.000	7	1,906,520	0.59	272,360	8.066	78.37	632	69.37	0.00
5.000	109	22,798,741	7.01	209,163	7.781	71.80	635	65.05	0.00
Total:	1,704	325,416,590	100.00	190,972	8.573	74.10	600	57.27	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	1,704	325,416,590	100.00	190,972	8.573	74.10	600	57.27	0.00
Total:	1,704	325,416,590	100.00	190,972	8.573	74.10	600	57.27	0.00

Appendix 2-

Computational Material

Derivative Notional Schedules
Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)	Cap Notional Balance ($)	Cap Strike Rate (%)	Total Derivative Notional Balance ($)
1	10/31/2006	11/25/2006	0	5.3389%	0	5.3389%	0
2	11/25/2006	12/25/2006	371,728,000	5.3389%	0	5.3389%	371,728,000
3	12/25/2006	01/25/2007	366,740,000	5.3389%	0	5.3389%	366,740,000
4	01/25/2007	02/25/2007	360,508,000	5.3389%	0	5.3389%	360,508,000
5	02/25/2007	03/25/2007	353,036,000	5.3389%	0	5.3389%	353,036,000
6	03/25/2007	04/25/2007	344,346,000	5.3389%	0	5.3389%	344,346,000
7	04/25/2007	05/25/2007	334,465,000	5.3389%	7,076,000	5.3389%	341,541,000
8	05/25/2007	06/25/2007	323,441,000	5.3389%	8,998,000	5.3389%	332,439,000
9	06/25/2007	07/25/2007	311,326,000	5.3389%	11,102,000	5.3389%	322,428,000
10	07/25/2007	08/25/2007	298,198,000	5.3389%	13,363,000	5.3389%	311,561,000
11	08/25/2007	09/25/2007	284,154,000	5.3389%	15,754,000	5.3389%	299,908,000
12	09/25/2007	10/25/2007	270,766,000	5.3389%	17,920,000	5.3389%	288,686,000
13	10/25/2007	11/25/2007	258,015,000	5.3389%	19,872,000	5.3389%	277,887,000
14	11/25/2007	12/25/2007	245,870,000	5.3389%	21,624,000	5.3389%	267,494,000
15	12/25/2007	01/25/2008	234,301,000	5.3389%	23,191,000	5.3389%	257,492,000
16	01/25/2008	02/25/2008	223,281,000	5.3389%	24,586,000	5.3389%	247,867,000
17	02/25/2008	03/25/2008	212,784,000	5.3389%	25,820,000	5.3389%	238,604,000
18	03/25/2008	04/25/2008	202,785,000	5.3389%	26,905,000	5.3389%	229,690,000
19	04/25/2008	05/25/2008	193,261,000	5.3389%	27,849,000	5.3389%	221,110,000
20	05/25/2008	06/25/2008	184,173,000	5.3389%	28,669,000	5.3389%	212,842,000
21	06/25/2008	07/25/2008	175,429,000	5.3389%	29,389,000	5.3389%	204,818,000
22	07/25/2008	08/25/2008	159,349,000	5.3389%	31,705,000	5.3389%	191,054,000
23	08/25/2008	09/25/2008	144,891,000	5.3389%	33,397,000	5.3389%	178,288,000
24	09/25/2008	10/25/2008	131,912,000	5.3389%	34,564,000	5.3389%	166,476,000
25	10/25/2008	11/25/2008	120,243,000	5.3389%	35,284,000	5.3389%	155,527,000
26	11/25/2008	12/25/2008	109,780,000	5.3389%	35,626,000	5.3389%	145,406,000
27	12/25/2008	01/25/2009	103,871,000	5.3389%	35,312,000	5.3389%	139,183,000
28	01/25/2009	02/25/2009	98,296,000	5.3389%	34,943,000	5.3389%	133,239,000
29	02/25/2009	03/25/2009	93,031,000	5.3389%	34,524,000	5.3389%	127,555,000
30	03/25/2009	04/25/2009	88,062,000	5.3389%	34,063,000	5.3389%	122,125,000
31	04/25/2009	05/25/2009	83,368,000	5.3389%	33,564,000	5.3389%	116,932,000
32	05/25/2009	06/25/2009	78,929,000	5.3389%	33,035,000	5.3389%	111,964,000
33	06/25/2009	07/25/2009	74,734,000	5.3389%	32,476,000	5.3389%	107,210,000
34	07/25/2009	08/25/2009	70,213,000	5.3389%	31,959,000	5.3389%	102,172,000
35	08/25/2009	09/25/2009	65,977,000	5.3389%	31,392,000	5.3389%	97,369,000
36	09/25/2009	10/25/2009	62,030,000	5.3389%	30,786,000	5.3389%	92,816,000
37	10/25/2009	11/25/2009	58,350,000	5.3389%	30,145,000	5.3389%	88,495,000
38	11/25/2009	12/25/2009	54,915,000	5.3389%	29,478,000	5.3389%	84,393,000
39	12/25/2009	01/25/2010	51,958,000	5.3389%	28,796,000	5.3389%	80,754,000
40	01/25/2010	02/25/2010	49,178,000	5.3389%	28,110,000	5.3389%	77,288,000
41	02/25/2010	03/25/2010	46,552,000	5.3389%	27,423,000	5.3389%	73,975,000
42	03/25/2010	04/25/2010	44,074,000	5.3389%	26,737,000	5.3389%	70,811,000
43	04/25/2010	05/25/2010	41,734,000	5.3389%	26,052,000	5.3389%	67,786,000
44	05/25/2010	06/25/2010	39,524,000	5.3389%	25,370,000	5.3389%	64,894,000
45	06/25/2010	07/25/2010	37,436,000	5.3389%	24,694,000	5.3389%	62,130,000
46	07/25/2010	08/25/2010	35,463,000	5.3389%	24,024,000	5.3389%	59,487,000
47	08/25/2010	09/25/2010	33,598,000	5.3389%	23,362,000	5.3389%	56,960,000
48	09/25/2010	10/25/2010	31,837,000	5.3389%	22,708,000	5.3389%	54,545,000
49	10/25/2010	11/25/2010	30,173,000	5.3389%	22,064,000	5.3389%	52,237,000
50	11/25/2010	12/25/2010	28,600,000	5.3389%	21,429,000	5.3389%	50,029,000
51	12/25/2010	01/25/2011	27,113,000	5.3389%	20,804,000	5.3389%	47,917,000
52	01/25/2011	02/25/2011	25,707,000	5.3389%	20,191,000	5.3389%	45,898,000
53	02/25/2011	03/25/2011	24,377,000	5.3389%	19,590,000	5.3389%	43,967,000
54	03/25/2011	04/25/2011	23,120,000	5.3389%	18,999,000	5.3389%	42,119,000
55	04/25/2011	05/25/2011	21,931,000	5.3389%	18,422,000	5.3389%	40,353,000
56	05/25/2011	06/25/2011	20,806,000	5.3389%	17,856,000	5.3389%	38,662,000
57	06/25/2011	07/25/2011	19,742,000	5.3389%	17,304,000	5.3389%	37,046,000
58	07/25/2011	08/25/2011	18,735,000	5.3389%	16,764,000	5.3389%	35,499,000
59	08/25/2011	09/25/2011	17,782,000	5.3389%	16,237,000	5.3389%	34,019,000
60	09/25/2011	10/25/2011	16,881,000	5.3389%	15,723,000	5.3389%	32,604,000
61	10/25/2011	11/25/2011	0		0		0

Derivative Notional Schedules

Sensitivity Analysis
To Optional Termination

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.65	1.22	1.00	0.84	0.74
Principal Window (mos)	1 - 37	1 - 26	1 - 21	1 - 18	1 - 15

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	3.85	2.58	2.00	1.72	1.49
Principal Window (mos)	37 - 60	26 - 40	21 - 28	18 - 23	15 - 21

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.49	4.95	3.25	2.23	1.91
Principal Window (mos)	60 - 134	40 - 89	28 - 65	23 - 32	21 - 26

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.34	3.62	3.66	4.19	3.59
Principal Window (mos)	49 - 82	38 - 55	41 - 47	46 - 55	31 - 44

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.08	5.99	4.51	4.65	3.65
Principal Window (mos)	82 - 146	55 - 97	47 - 70	55 - 56	44 - 44

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	12.55	8.31	6.06	4.65	3.65
Principal Window (mos)	146 - 151	97 - 100	70 - 73	56 - 56	44 - 44

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.31	5.52	4.34	3.98	3.39
Principal Window (mos)	49 - 151	37 - 100	40 - 73	44 - 56	39 - 44

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.31	5.52	4.31	3.87	3.26
Principal Window (mos)	49 - 151	37 - 100	40 - 73	42 - 56	37 - 44

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.31	5.52	4.28	3.78	3.17
Principal Window (mos)	49 - 151	37 - 100	39 - 73	41 - 56	36 - 44

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.31	5.52	4.25	3.66	3.05
Principal Window (mos)	49 - 151	37 - 100	38 - 73	39 - 56	34 - 44

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.31	5.52	4.24	3.63	3.01
Principal Window (mos)	49 - 151	37 - 100	37 - 73	38 - 56	33 - 44

Sensitivity Analysis
To Maturity

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.65	1.22	1.00	0.84	0.74
Principal Window (mos)	1 - 37	1 - 26	1 - 21	1 - 18	1 - 15

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	3.85	2.58	2.00	1.72	1.49
Principal Window (mos)	37 - 60	26 - 40	21 - 28	18 - 23	15 - 21

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.49	4.95	3.25	2.23	1.91
Principal Window (mos)	60 - 134	40 - 89	28 - 65	23 - 32	21 - 26

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.34	3.62	3.66	4.19	3.75
Principal Window (mos)	49 - 82	38 - 55	41 - 47	46 - 55	31 - 51

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.08	5.99	4.51	5.10	4.87
Principal Window (mos)	82 - 146	55 - 97	47 - 70	55 - 69	51 - 70

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	16.24	11.02	8.08	6.66	6.91
Principal Window (mos)	146 - 271	97 - 185	70 - 140	69 - 108	70 - 105

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.04	6.07	4.74	4.29	3.64
Principal Window (mos)	49 - 240	37 - 166	40 - 122	44 - 94	39 - 74

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.00	6.03	4.69	4.16	3.49
Principal Window (mos)	49 - 230	37 - 159	40 - 117	42 - 90	37 - 71

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.95	5.99	4.63	4.05	3.39
Principal Window (mos)	49 - 220	37 - 151	39 - 111	41 - 85	36 - 67

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.73	5.84	4.48	3.84	3.20
Principal Window (mos)	49 - 192	37 - 131	38 - 96	39 - 74	34 - 58

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.59	5.71	4.37	3.73	3.10
Principal Window (mos)	49 - 178	37 - 119	37 - 87	38 - 67	33 - 53

Net WAC Rate Cap for Class A and Class M Certificates
Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)
1	9.75%	9.75%	41	10.58%	22.31%
2	8.11%	22.74%	42	9.71%	21.22%
3	7.86%	22.58%	43	10.03%	21.42%
4	7.86%	22.49%	44	9.71%	21.00%
5	8.31%	22.68%	45	10.02%	21.21%
6	7.86%	22.25%	46	9.70%	20.80%
7	8.11%	22.50%	47	9.70%	21.39%
8	7.86%	22.31%	48	10.01%	21.62%
9	8.11%	22.31%	49	9.69%	21.18%
10	7.86%	22.10%	50	10.01%	21.42%
11	7.86%	21.97%	51	9.69%	20.98%
12	8.11%	21.95%	52	9.68%	20.88%
13	7.87%	21.71%	53	10.58%	21.92%
14	8.11%	21.70%	54	9.67%	20.73%
15	7.87%	21.46%	55	9.99%	20.98%
16	7.87%	21.34%	56	9.67%	20.53%
17	8.25%	21.48%	57	9.98%	20.79%
18	7.87%	21.10%	58	9.66%	20.35%
19	8.12%	21.11%	59	9.83%	20.56%
20	7.87%	20.86%	60	10.14%	20.83%
21	8.12%	20.88%	61	9.82%	12.25%
22	7.89%	20.51%	62	10.14%	12.65%
23	9.29%	21.68%	63	9.81%	12.23%
24	9.58%	21.63%	64	9.80%	12.21%
25	9.27%	21.19%	65	10.47%	13.04%
26	9.55%	21.17%	66	9.79%	12.19%
27	9.25%	20.84%	67	10.11%	12.58%
28	9.25%	20.72%	68	9.78%	12.16%
29	10.40%	22.04%	69	10.10%	12.55%
30	9.59%	21.16%	70	9.77%	12.13%
31	9.90%	21.27%	71	9.77%	12.12%
32	9.58%	20.91%	72	10.09%	12.51%
33	9.89%	21.04%	73	9.76%	12.09%
34	9.58%	20.68%
35	9.67%	21.30%
36	10.00%	21.46%
37	9.69%	21.06%
38	10.00%	21.22%
39	9.68%	20.83%
40	9.68%	20.73%

(1)    Assumes 1mLIBOR and 6mLIBOR remain constant at 5.3200% and 5.4069% respectively and the cashflows are run to the Optional Termination at the Pricing Speed.
(2)    Assumes 1mLIBOR and 6mLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Breakeven Table

Static LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+ / Aa1	AA+ / Aa2	AA+ / Aa3	AA+ / A1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	29.62	23.46	20.30	17.67
Collateral Loss (%)	21.20	18.22	16.49	14.92

Class	M5	M6	M8	M9
Rating (S&P/Moody’s)	AA / A2	AA / A3	A / Baa2	A- / Baa3

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	15.35	13.23	9.77	8.50
Collateral Loss (%)	13.43	11.97	9.37	8.33

Forward LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+ / Aa1	AA+ / Aa2	AA+ / Aa3	AA+ / A1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	29.55	23.42	20.27	17.64
Collateral Loss (%)	21.17	18.20	16.47	14.90

Class	M5	M6	M8	M9
Rating (S&P/Moody’s)	AA / A2	AA / A3	A / Baa2	A- / Baa3

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	15.33	13.21	9.76	8.50
Collateral Loss (%)	13.41	11.96	9.36	8.33

Assumptions:
Run at Pricing Speed to Maturity
All Trigger Events failing
12 month lag to recovery
“Break” is the CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
Servicer advances 100% of principal and interest until liquidation

Excess Spread

Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)
1	3.56511	3.56511	5.3200	5.4069	47	4.32213	4.29570	5.1368	5.2147
2	2.63353	2.63368	5.3331	5.4036	48	4.44176	4.40805	5.1447	5.2234
3	2.62630	2.62665	5.3647	5.3926	49	4.31760	4.28290	5.1546	5.2310
4	2.62439	2.62456	5.3699	5.3719	50	4.43771	4.39897	5.1582	5.2365
5	2.64883	2.64864	5.3545	5.3405	51	4.30844	4.26771	5.1690	5.2425
6	2.61939	2.61901	5.3455	5.3029	52	4.30223	4.25189	5.1864	5.2485
7	2.62864	2.62933	5.2918	5.2649	53	4.67733	4.64368	5.1889	5.2512
8	2.61263	2.61436	5.2737	5.2250	54	4.28995	4.26570	5.1895	5.2548
9	2.62560	2.62919	5.2474	5.1809	55	4.41299	4.38674	5.1900	5.2603
10	2.60387	2.61332	5.1782	5.1361	56	4.27727	4.25271	5.1934	5.2648
11	2.59866	2.61317	5.1475	5.1022	57	4.40321	4.37280	5.1998	5.2703
12	2.61966	2.64080	5.1043	5.0636	58	4.27379	4.24315	5.2056	5.2757
13	2.58818	2.61995	5.0508	5.0351	59	4.45504	4.43707	5.2095	5.2822
14	2.61519	2.65492	5.0146	5.0187	60	4.59022	4.56744	5.2143	5.2900
15	2.57755	2.62808	4.9842	5.0030	61	4.41289	4.41798	5.2206	5.2947
16	2.57217	2.62976	4.9735	4.9922	62	4.60011	4.59823	5.2247	5.2995
17	2.64879	2.71279	4.9432	4.9884	63	4.41823	4.41310	5.2313	5.3037
18	2.56128	2.63895	4.9249	4.9872	64	4.42124	4.40222	5.2457	5.3087
19	2.60232	2.67761	4.9518	4.9896	65	4.79222	4.78577	5.2496	5.3106
20	2.55017	2.63885	4.9271	4.9931	66	4.42918	4.42663	5.2505	5.3134
21	2.59903	2.69140	4.9223	4.9986	67	4.61756	4.61563	5.2477	5.3166
22	2.55469	2.65313	4.9536	5.0054	68	4.43983	4.43689	5.2512	5.3194
23	3.98964	4.01631	4.9367	5.0130	69	4.62814	4.61897	5.2556	5.3234
24	4.03881	4.07303	4.9374	5.0218	70	4.45176	4.44138	5.2592	5.3265
25	3.94762	3.98530	4.9701	5.0301	71	4.45824	4.45714	5.2644	5.3305
26	4.00470	4.05215	4.9578	5.0405	72	4.64661	4.64186	5.2666	5.3350
27	3.91739	3.97140	4.9635	5.0505	73	4.47264	4.46990	5.2664	5.3371
28	3.91007	3.95491	4.9955	5.0618
29	4.52317	4.41622	4.9888	5.0691
30	4.25663	4.16591	4.9928	5.0773
31	4.33798	4.23316	5.0246	5.0868
32	4.23839	4.14399	5.0194	5.0937
33	4.32497	4.22769	5.0243	5.1016
34	4.22929	4.13163	5.0427	5.1107
35	4.31700	4.25142	5.0401	5.1190
36	4.42438	4.35454	5.0459	5.1281
37	4.31840	4.24664	5.0641	5.1360
38	4.38058	4.31133	5.0637	5.1442
39	4.29691	4.22881	5.0752	5.1516
40	4.30138	4.22484	5.0957	5.1605
41	4.67108	4.61106	5.0967	5.1663
42	4.34078	4.29389	5.0992	5.1728
43	4.44996	4.39606	5.1085	5.1821
44	4.33133	4.28325	5.1093	5.1889
45	4.44346	4.38900	5.1172	5.1976
46	4.32196	4.26352	5.1343	5.2065

(1) Assumes 1mLIBOR and 6mLIBOR remain constant at 5.3200% and 5.4069% respectively and the cashflows are run to the Optional Termination at the Pricing Speed.
(2)    Assumes 1mLIBOR and 6mLIBOR are run at the indicated forward curves, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.
(3)    Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Master Servicing Fee, the Credit Risk Manager Fee and any payments made to the Swap Provider), plus any payments made to the trust by the Swap Provider and Cap Provider, less the aggregate interest on the Certificates divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period (annualized).